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                        EXHIBIT NO. 11 Other Information

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE

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

                                          Six Months Ended
                                 -------------------------------
                                 June 30, 1996   June 30, 1995
                                 -------------------------------
(in thousands)                    Shares   EPS   Shares     EPS
                                 -------- -----  -------  ------
PRIMARY EARNINGS PER SHARE


Average shares outstanding        92,163          82,028

Common Stock equivalents             585             452
                                  ------          ------
 Primary shares/EPS               92,748  $ 1.30  82,480   $1.15
                                  ======  ======  ======   =====


FULLY DILUTED EARNINGS PER SHARE


Average shares outstanding       92,163           82,028
Common Stock equivalents            617              578
                                 ------  ------   ------
 Fully diluted shares/EPS        92,780  $ 1.30   82,606  $ 1.15
                                 ======  ======   ======  ======
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